UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 18, 2018
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.02	Termination of a Material Definitive Agreement

On October 18, 2018, the Amended and Restated Purchase and Assumption Agreement and Plan of Merger (the "Agreement"), dated November 17, 2017 by and among Customers Bancorp, Inc. ("Customers Bancorp" or "Company"), its subsidiary, Customers Bank ("Customers Bank") and Customers Bank's subsidiary, BankMobile Technologies, Inc. ("BMT") and Flagship Community Bank ("Flagship"), was terminated.  In connection with the termination of the Agreement, Customers Bancorp expects to recognize merger and acquisition related expenses of approximately $2.0 million after tax in Q3 2018.

Descriptions of the terms of the Agreement were included in Item 1.01 of the Current Report on Form 8-K filed by Customers Bancorp on November 20, 2017, and to the extent required by Item 1.02 of Form 8-K, such descriptions are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

Item 7.01	Regulation FD Disclosure

As discussed at Customers Bancorp’s Analyst Day held on October 15, 2018, the Company's spin-merge plans are on hold and the Company expects to keep BankMobile for the next 2-3 years but will continue to annually evaluate the best option for BankMobile.  The Company's decision reflects complications with the regulatory process for the spin/merge, which ultimately resulted in Flagship’s termination of the Agreement.  BankMobile’s future is bright and its new White Label partnership is expected to be launched soon which the Company expects to generate shareholder value.  Customers Bancorp is excited about BankMobile’s prospects as part of Customers Bancorp and will discuss BankMobile’s outlook more on the Company’s third quarter earnings call on Friday, October 26, 2018, at 9AM (dial in number: 855-719-5008; participant code; 498335).

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information shall not be deemed incorporated by reference into any of the Company's reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in item 7.01 of this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date: October 19, 2018